SCHEDULE 14C
                                 (RULE 14C-101)

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|X|   Definitive Information Statement

|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))

                               BIB Holdings, Ltd.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                               BIB HOLDINGS, LTD.
                 7409 Oak Grove Avenue, Las Vegas, Nevada 89117

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY

                                                               Las Vegas, Nevada
                                                               February 6, 2004

      This information statement has been mailed on or about February 6, 2004 to the stockholders of record on February 5, 2004 (the "Record Date") of BIB Holdings, Ltd., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of January 5, 2004. The actions to be taken pursuant to the written consent shall be taken on or about February 27, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                        By Order of the Board of Directors,


                                        /s/ Mark Binder
                                        ----------------------------------------
                                        Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 5, 2004

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated January 5, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about February 27, 2004:

      1. The Company's Articles of Incorporation, as amended, will be amended as follows:

            (a) increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 100,000,000 shares to 300,000,000 shares; and

            (b) authorize the creation of 5,000,000 shares of blank check preferred stock; and

      2. Six directors will be elected to the Company's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 53,639,270 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of January 5, 2004 have voted in favor of the foregoing proposals by resolution dated January 5, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February 27, 2004.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

      On January 5, 2004, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 and to authorize the creation of 5,000,000 shares of "blank check" preferred stock. The Company currently has authorized capital stock of 100,000,000 shares and approximately 53,639,270 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. The Company anticipates that the "blank check" preferred stock will be designated into classes as deemed appropriate by the Company in the future.

INCREASE IN AUTHORIZED COMMON STOCK

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

      As of the Record Date, a total of 53,639,270 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

      The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

      Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

      o     Secured Convertible Debenture

      To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with one accredited investor on January 7, 2004 for the sale of $1,200,000 in convertible debentures. On January 7, 2004, the investor purchased $300,000 of convertible debentures and on January 28, 2004, the Company purchased $690,000 of convertible debentures. To date, the investor has provided the Company with an aggregate of $990,000. The investor is obligated to provide us $210,000 upon the registration statement being declared effective by the Securities and Exchange Commission. The Company used the proceeds generated from the sale of the first round of secured convertible debentures for general working capital purposes including payment of professional fees, payroll and rent and the payment of vendors. The Company used the proceeds generated from the sale of the second round of secured convertible debentures for re-payment of debt to PNC Bank.

      The debentures issued pursuant to the January 2004 Securities Purchase Agreements bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option at anytime from January 7, 2004, at the lower of the following

            o     $0.204; or

            o eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five (5) trading days immediately preceding the conversion date.

      In the event that the investor elects to convert the convertible debentures rather then seek repayment, then the Company will be required to issue an indeterminable amount of shares of common stock as a result of the continuously adjustable conversion feature of the debentures. As of January 7, 2004, based on market price of $0.17 per share, the investor would be entitled to convert the debentures at a conversion price of $0.136, which is a 20% discount to the market price. At a conversion rate of $0.136, the $1,200,000 debenture is convertible into 8,823,530 shares of common stock. If the Company's stock price should decrease, the Company will be required to issue substantially more shares, which will cause dilution to the Company's existing stockholders. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company's common stock.

      The full principal amount of the convertible debentures are due upon default under certain terms of convertible debentures. The Company is obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from January 7, 2004. The Company filed the registration statement on January 23, 2004. In addition, management is also obligated, pursuant to the Securities Purchase Agreement, to vote in favor of an increase in the Company's common stock as well as to recommend such increase to the Company's stockholders. In the event that the increase in the Company's authorized common stock is not approved, an event of default will exist upon the Company's failure to rectify such default within ten days of receipt of a notice of default from the investor and the investor may demand that all interest owed on the secured convertible debenture be paid in either cash or common stock. Furthermore, upon the event of default, the investor is entitled to take ownership of the 3.46 acre parcel of land located at PA Station Rt. 940 in Tobyhanna Township, Pennsylvania, that the Company gave a mortgage on to the investor.

      o     Equity Line of Credit

      On January 7, 2004, the Company entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $10,000,000. The Company expects to use the funds generated from the Equity Line of Credit for the purchase of resale merchandise, repayment of loans to Mark and Gail Binder, the Chairman of the Board and the Chief Executive Officer, respectively, for activities associated with the growth of our business including advertising and marketing and general working capital purposes. For each share of common stock purchased under the equity line of credit, the investor will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the equity line of credit. In addition, the Company engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the equity line of credit. For its service as placement agent, Newbridge Securities Corporation received 61,387 shares of our common stock. The Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of the Company's common stock.

      There are a large number of shares issuable upon use of the Company's equity line and the sale of these shares may depress the market price of the Company's common stock. The issuance and sale of shares upon delivery of an advance by the investor pursuant to the equity line of credit in the amount up to $10,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that the Company may be required to issue. The common stock to be issued under the equity line of credit will be issued at a 2% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of the Company's common stock to decline. Although the Company is only entitled receive an advance in maximum increments of $140,000, if the Company elected to accept the entire equity line of $10,000,000, then the Company would be required to issue 60,024,010 shares of common stock, based on the conversion price of $0.1666, a 2% discount off the current market price of $0.17.

      The following are the risks associated with entering into the Securities Purchase Agreement and Equity Line of Credit:

      THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES AND EQUITY LINE, THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

      As of January 7, 2004, we had 50,997,650 shares of common stock issued and outstanding. Furthermore, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures and the sale of shares pursuant to our equity line may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon sale pursuant to the equity line, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

      The issuance and sale of shares upon delivery of an advance by the investor pursuant to the equity line of credit in the amount up to $10,000,000 is likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our Company.

      UNDER THE LINE OF CREDIT, THE INVESTOR WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued under the equity line of credit will be issued at a 2% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

      THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES AND EQUITY LINE COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 7, 2004 of $0.17.

                                                 Number           % of
      % Below     Price Per     With Discount    of Shares        Outstanding
      Market      Share           at 20%         Issuable         Stock
      ------      -----           ------         --------         -----

      25%         $.1275          $.102          11,764,706       18.74%
      50%         $.085           $.068          17,647,059       25.71%
      75%         $.0425          $.034          35,294,118       40.90%

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

      The number of shares of common stock issuable for each advance under the Equity Line is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases during the pricing period, we will be required to issue additional shares for an advance.

      The following is an example of the amount of shares of our common stock that are issuable, upon issuance of an advance in the amount of $140,000, which is the maximum amount that may be funded per advance, by the investor, based on the market prices 25%, 50% and 75% below the current market value of $0.17:

      % Below   Price        With Discount   Number of Shares    Percentage of
      market    Per Share    of 2%           Issuable            Stock*
      ------    ---------    -----           --------            ------

      25%       $.1275       $.12495         1,120,449           2.15%
      50%       $.085        $.0833          1,680,673           3.19%
      75%       $.0425       $.04165         3,361,345           6.18%

      * Based on 50,997,650 shares outstanding

      An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

      Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

      THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

      THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

      In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the company may request numerous draw downs pursuant to the terms of the equity line. Even if the company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

      WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the equity line of credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $140,000 per advance, which cannot occur more than once every seven business days.

      THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

      IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In January 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,200,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default could require the early repayment of the convertible debentures, if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

CREATION OF BLANK CHECK PREFERRED STOCK

      The amendment to the Company's Articles of Incorporation, as amended, will create 5,000,000 authorized shares of "blank check" preferred stock. The proposed Amendment to the Company's Articles of Incorporation, as amended, attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Exhibit "A."

      The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

      Subject to the provisions of the Company's Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Articles of Incorporation, as amended, would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

      The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

      Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

      While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

      The Company has no present plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock.

                              ELECTION OF DIRECTORS

      On January 5, 2004, the majority stockholders of the Company elected Mark Binder, Gail Binder, Olga Savelov, Robert Sautter, Scott Allinson and Martin Levin to the Company's Board of Directors for a term of one year. Following is information about each director, including biographical data for at least the last five years.

      The Board is responsible for supervision of the overall affairs of the Company. In fiscal 2003, the Board's business was conducted at five meetings of the board of directors. The Board now consists of five directors. The term of each director continues until the next annual meeting or until successors are elected. The directors are:

      o     Mark Binder, Chairman of the Board and Director

      o     Gail Binder, Chief Executive Officer and Director

      o     Robert Sautter, President and Director

      o     Olga Savelov, Executive Vice President, Treasurer and Director

      o     Scott Allison, Director

      o     Martin Levin, Director

                             EXECUTIVE COMPENSATION

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:

Name                  Age         Position
----                  ----        --------
Mark Binder            63         Chairman of the Board and Director
Gail Binder            54         Chief Executive Officer and Director
Robert Sautter         32         President and Director
Jeffrey Kaplan         53         Executive Vice President and
                                  Chief Financial Officer
Olga Savelov           41         Executive Vice President, Treasurer and
                                  Director
Sheldon Karp           58         Executive Vice President - Sales
Scott Allinson         42         Director
Martin Levin           45         Director

Gail Binder. Ms. Binder has been our Chief Executive Officer and director since August 15, 2003. Ms. Binder is also the Chief Operating Officer of BIB Ltd. (f/k/a Together Craft, Inc., a/k/a TC Group, Inc.), a wholly-owned subsidiary of the Company, a position she has held since co-founding the company in 1976. Ms. Binder received a bachelor of arts degree from Brooklyn College in 1970 and a Masters in Business Administration - Fine Arts from Brooklyn College in 1972.

Mark Binder. Mr. Binder has been our Chairman of the Board since August 15, 2003. Mr. Binder is also the Chief Executive Officer of BIB Ltd. (f/k/a Together Craft, Inc., a/k/a TC Group, Inc.), a wholly-owned subsidiary of the Company, a position he has held since co-founding the company in 1976.

Robert Sautter. Mr. Sautter is the Company's President and director, positions he has held since August 15, 2003. Mr. Sautter is also the President of BIB Ltd. (f/k/a Together Craft, Inc., a/k/a TC Group, Inc.), a wholly-owned subsidiary of the Company, a position he has held since February 2001. From May 1989 through January 2001, Mr. Sautter was the Vice President of BIB Ltd.

Jeffrey Kaplan. Mr. Kaplan has been our Executive Vice President and Chief Financial Officer since January 1, 2004. Mr. Kaplan was the Executive Vice President of Business Affairs for Viewpoint Corporation, a New York-based interactive graphics company, from November 2001 until September 2003 and the Executive Vice President and Chief Financial Officer from February through November 2001. Mr. Kaplan served as Executive Vice President and Chief Financial Officer of Rare Medium Group, Inc., a New York-based IT professional services firm, from September 1999 until February 2001. From February 1999 until August 1999, Mr. Kaplan was the Executive Vice President, Chief Financial Officer and a director of Safety Components International, Inc., a New Jersey-based manufacturer of airbag cushions. Safety Components filed for bankruptcy in April 2000 and emerged from bankruptcy in October, 2000. Mr. Kaplan has also served as Executive Vice President, Chief Financial Officer and a director of International Post Limited, a New York-based provider of post-production advertising services. Mr. Kaplan received his bachelor of arts degree in political science from Brown University in 1970 and his masters of business administration, finance from New York University in 1972.

Olga Savelov. Ms. Savelov has been Executive Vice President, Treasurer and director since August 15, 2003. Ms. Savelov is also the Executive Vice President and Treasurer of BIB Ltd. (f/k/a Together Craft, Inc., a/k/a TC Group, Inc.), a wholly-owned subsidiary of the Company, a position she has held since 2001. Between 1996 and 2001, Mr. Savelov was the Executive Vice President and Chief Financial Officer for BIB Ltd. Ms. Savelov received an associates degree from the Fashion Institute of Technology in 1984.

Sheldon Karp. Mr. Karp is the Company's Executive Vice President - Sales, a position he has held since December 2003. Between August 2003 and December 2003, Mr. Karp was the National Sales Manager for the Company. Between 2001 and June 2003, Mr. Karp owned RPG, a pizza restaurant in Massachusetts. Between 1987 and 2001, Mr. Karp was the President of Cross County Concepts, a fashion industry company. From 1976 to 1987, Mr. Karp was the Director of Manufacturing Apparel Buying Corporation, a fashion industry company based in Braintree, Massachusetts. From 1970 through 1976, Mr. Karp was the President of Banff Industries, a New York-based sportswear company.

Scott B. Allinson, Esq. Mr. Allinson is currently a partner with Tallman Hudders Sorrentino, a law firm based in Allentown, PA, a position he has held since 1994. From 1989 to 1994, Mr. Allinson was an associate with Tallman Hudders Sorrentino. Mr. Allinson is currently a director of BIB Ltd. and the Lehigh County Industrial Development Corp. Mr. Allinson received a bachelor of arts from Lehigh University in 1983 and a juris doctorate from American University, Washington College of Law in 1986.

Martin Levin. Mr. Levin is a founding partner and the Director of accounting and auditing for Levin, Savchak & Associates, P.C., an accounting firm in Allentown, PA, a position he has held since 1998. Mr. Levin is currently a director of Communication Systems, Inc., an alarm company based in Allentown, PA and Phoebe Floral, Inc., a retail flower shop based in Allentown, PA. Mr. Levin is a Certified Public Accountant. Mr. Levin received his Bachelor of Science in Accounting from Rowan University in 1986.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

During the fiscal year ended March 31, 2003, based upon an examination of the public filings, all of our company's officers and directors timely filed reports on Forms 3, 4 and 5.

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:

                           Summary Compensation Table:

                                                                               Long-Term
                                                                              Compensation
                                                                            -----------------
                                                                            Awards Underlying
 Name and Principal Position          Fiscal Year     Salary     Bonus       Options/SARs (#)
 ---------------------------          -----------     ------     -----      -----------------
Gail Binder,                              2004       $108,316      $0            0
Chief Executive Officer
Chief Operating Officer, BIB Ltd.

Mark Binder                               2004       $108,316      $0            0
Chairman
Chief Executive Officer, BIB Ltd.

Franklin Scivally,                        2003             $0       -            0
Chief Executive Officer

Robert T. Yarbray                         2002             $0       0            0
President

George R. White                           2001             $0       0            0
President

EMPLOYMENT AGREEMENTS

We have entered into a three year employment agreement with Jeffrey Kaplan as Executive Vice President and Chief Financial Officer, which is automatically renewable for one-year terms. The employment agreement provides for an annual base compensation of $120,000, which will increase to $200,000 on completion of the equity line of credit, with an increase to $250,000 effective July 1, 2004. In addition, Mr. Kaplan will receive 500,000 shares of common stock and 2,500,000 options to purchase shares of common stock. Mr. Kaplan's employment agreement was amended on January 19, 2004, reducing his term until February 27, 2004, with the ability of us and Mr. Kaplan to revert back to the original employment agreement on or before February 27, 2004. During the amended term, Mr. Kaplan will receive a salary based on an annual base compensation of $120,000, a $10,000 bonus and 500,000 shares of our common stock.

DIRECTORS' COMPENSATION

All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors receive no additional compensation for service as members of the board of directors or committees.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2003:

                                Individual Grants

                 Number of
                 Securities            % of Total Options
                 Underlying            Granted to                 Exercise
Name             Options Granted(#)    Employees in Fiscal Year   Price ($/sh)   Expiration Date
----             ------------------    ------------------------   ------------   ---------------
NONE

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table contains information concerning the number and value, at March 31, 2003, of unexercised options held by executive officers named in the Summary Compensation Table:

                                                                     Value of Unexercised In-the-Money
           Number of Securities Underlying Unexercised Options at          Options at FY-End ($)
Name               FY-End (#) (Exercisable/Unexercisable)               (Exercisable/Unexercisable)
----               --------------------------------------               ---------------------------
NONE

                               STOCK OPTION PLANS

On January 20, 2003, the board of directors and stockholders adopted our 2003 Employee/Consultant Stock Compensation Plan. The Company reserved 1,000,000 shares of common stock for issuance upon grant of stock or exercise of options granted from time to time under the 2003 plan. The 2003 stock compensation plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of stock and stock options.

Under the stock compensation plan, the Company may grant stock and stock options only to employees and consultants. The 2003 stock compensation plan is administered directly by our board of directors.

Subject to the provisions of the stock compensation plan, the board will determine who shall receive stock or stock options, the number of shares of common stock that may be granted or purchased under the options, the time and manner of exercise of options and exercise prices.

As of January 6, 2004, the Company has not granted any stock or stock incentives under the 2003 plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of January 6, 2004, the number of and percent of the Company's common stock beneficially owned by

      o     all directors and nominees, naming them,

      o     our executive officers,

      o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of BIB Holdings, Ltd., 7409 Oak Grove Avenue, Las Vegas, Nevada 89117.

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 6, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 6, 2004 have been exercised and converted.

                                           NUMBER OF SHARES     PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED    BENEFICIALLY OWNED(1)
------------------------------------      ------------------    ---------------------
Gail Binder                                     37,650,000(2)         73.8%

Mark Binder                                     37,650,000(2)         73.8%

Robert Sautter                                           0               0%

Jeffrey Kaplan                                           0               0%

Olga Savelov                                             0               0%

Sheldon Karp                                             0               0%

Richard Taulli                                           0               0%

Franklin Scivally                                4,000,000             7.8%
200 S. Hampton Hill Ct
Tucson, AZ 85748

All directors and executive officers            37,650,000(2)         73.8%
   as a group (7 persons)

(1)   Based on 50,997,650 shares of common stock currently outstanding.

(2) Includes 24,420,000 shares owned by Gail Binder and 13,230,000 shares owned by Mark Binder. Mark and Gail Binder are husband and wife. Gail Binder exercises no voting power and disclaims beneficial ownership to the 13,230,000 shares owned by Mark Binder. Mark Binder exercises no voting power and disclaims beneficial ownership to the 24,420,000 shares owned by Gail Binder.

Except as listed above, the address of all of the foregoing parties is c/o our company at 7409 Oak Grove Avenue, Las Vegas, Nevada 89117.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      During fiscal year 2003, the Company borrowed $1,307,508.90 from officers and stockholders. Such loans and the terms of such loans are as follows:

      Lender                  Amount        Loan Date   Interest Rate  Maturity Date
      ------                  ------        ---------   -------------  -------------
Ian Binder                  $    30,000     10-15-03        8.5%         12-31-04
Mark and Gail Binder        $214,217.69     11-21-03        8.5%         12-31-04
Mark and Gail Binder        $512,916.73     11-28-03        8.5%          6-30-05
Mark and Gail Binder        $   473,800      8-11-03        8.5%          6-30-06
Mark and Gail Binder        $ 76,574.58      5-20-03        8.5%          6-30-06

                             ADDITIONAL INFORMATION

      The Company's annual report on Form 10-KSB for the fiscal year ended March 31, 2003 and quarterly report on Form 10-QSB for the quarters ended June 30, 2003 and September 30, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Mark Binder, Chairman of the Board, Sassoon Group, Inc., 7409 Oak Grove Avenue, Las Vegas, Nevada 89117, (702) 243-8809.

                                        By Order of the Board of Directors,


                                        /s/ Mark Binder
                                        ----------------------------------------
                                        Mark Binder
                                        Chairman of the Board

Las Vegas, Nevada
February 6, 2004

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               SASSOON GROUP, INC.

      The undersigned, being the President and Secretary of SASSOON GROUP, INC., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Third, in its entirety, with the following:

            "THIRD: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

            The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

               Class          Par Value                Authorized Shares
               -----          ---------                -----------------
               Common           $0.001                    300,000,000
               Preferred        $0.001                      5,000,000
                                                          -----------
               Totals:                                    305,000,000"

      2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Robert Sautter, its President, and _____, its Secretary, this __th day of January, 2004.

                                        SASSOON GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Robert Sautter, President


                                        By:
                                           -------------------------------------
                                           ______, Secretary